UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 rue Saint-Dominique, Paris, France 75007

5599 San Felipe, Houston, Texas, U.S.A . 77056 (address)

62 Buckingham Gate, London, United Kingdom SW1E 6AJ

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 513-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.01 per share	SLB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year.

(a)

On April 20, 2023, the Board of Directors (the “Board”) of Schlumberger Limited (“SLB”) adopted amended and restated by-laws to, among other things:

•

Address the universal proxy rules adopted by the U.S. Securities and Exchange Commission, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including applicable notice and solicitation requirements;

•

Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings (other than nominations pursuant to SLB’s proxy access by-laws and proposals to be included in SLB’s proxy materials pursuant to Rule 14a-8 under the Exchange Act), including by requiring:

•

notice of such nominations and proposals to be delivered generally no earlier than the close of business 120 days prior to, and not later than the close of business 90 days prior to, the first anniversary of the preceding year’s annual general meeting of stockholders;

•

additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and other persons related to or participating in a stockholder’s solicitation of proxies;

•

that disclosures included in a stockholder’s notice of nominations or proposals regarding other business be updated so that they are accurate as of the stockholder meeting record date and as of ten business days prior to the stockholder meeting; and

•	that proposed nominees be available for interviews with the Board.

•	Require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white, which will be reserved for exclusive use by the Board.

The amended and restated by-laws also incorporate ministerial, clarifying and conforming changes.

The amended and restated by-laws became effective immediately upon their adoption by the Board. This description of the amendments to the by-laws is qualified in its entirety by reference to the text of the amended and restated by-laws, a copy of which is included as Exhibit 3 to this Current Report on Form 8-K.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)

On April 20, 2023, the Board approved and adopted a revised code of business conduct and ethics titled “Together with Integrity — Our Code of Conduct” (“Code”). The revised Code expands and re-emphasizes the Company’s core expectation for its officers, directors, and employees to act with integrity in an evolving world. In addition, the revisions improve the readability of the Code, including by adding key Integrity in Action guidance.

The revised Code became effective immediately upon adoption by the Board. This description of the revisions to the Code is qualified in its entirety by reference to the full text of the Code, a copy of which is available on the SLB website at https://www.slb.com/about/who-we-are/ethics-and-compliance.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is furnished pursuant to Item 9.01 of this Form 8-K.

3	Amended and Restated By-Laws of Schlumberger Limited (Schlumberger N.V.).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER LIMITED

/s/ Dianne B. Ralston
Dianne B. Ralston
Chief Legal Officer and Secretary

Date: April 21, 2023